Consent of Independent Registered Public Accounting Firm

To the Shareholders and

Board of Trustees of

Asset Allocation Trust

Evergreen Equity Trust:

We consent to the use of our reports, dated February 26, 2010, with respect to the financial statements of the Asset Allocation Trust and the Evergreen Asset Allocation Fund, a series of the Evergreen Equity Trust, as of December 31, 2009, incorporated herein by reference, and to the reference to our firm under the caption “FINANCIAL STATEMENTS” in the prospectus/proxy statement filed on form N-14.

/s/ KPMG LLP

Boston, Massachusetts

April 13, 2010